SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 19, 2001

eLOYALTY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-27975 (Commission File Number)	36-4304577 (IRS Employer Identification No.)

150 North Field Drive, Suite 250, Lake Forest, Illinois (Address of Principal Executive Offices)	60045 (Zip Code)

Registrant’s telephone number, including area code: (847) 582-7000

Item 5. Other Events

     On December 19, 2001, eLoyalty Corporation completed its previously announced private placement and rights offering, raising an aggregate of $23.3 million of gross proceeds in the sale of shares of its 7% Series B convertible preferred stock. In the private placement, funds affiliated with Technology Crossover Ventures purchased approximately 1.9 million shares for gross proceeds of approximately $9.6 million and funds affiliated with Sutter Hill Ventures purchased approximately 1.2 million shares for gross proceeds of approximately $6.4 million. In the rights offering, other eLoyalty stockholders purchased approximately 1.4 million shares for gross proceeds of approximately $7.3 million.

     A copy of the press release announcing the completion of these transactions is filed with this Current Report on Form 8-K as an exhibit, and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits.

Exhibit No.	Exhibit

99.1	Press release of eLoyalty Corporation issued December 20, 2001

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eLOYALTY CORPORATION

Date: December 21, 2001	By:	/s/ Timothy J. Cunningham

Timothy J. Cunningham
Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press release of eLoyalty Corporation issued December 20, 2001

2